Exhibit 10.2

CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

This CONFIDENTIALITY AND NONCOMPETITION AGREEMENT (this “Agreement”), is made and entered into as of the 27th day of October, 2014 (the “Effective Date”), by and between Campus Crest Communities, Inc. (“Campus Crest”), and Angel Herrera, an individual (the “Executive”) (the Company and the Executive are hereinafter sometimes collectively referred to as the “Parties”).

WITNESSETH :

WHEREAS, Campus Crest and Executive have entered into an employment agreement (the “Employment Agreement”) on a date even herewith; and

WHEREAS, Campus Crest, as a condition of entering into the Employment Agreement with Executive, desires to obtain certain restrictive covenants from Executive, as described below, and Executive is willing to agree to such restrictive covenants in consideration of the material employment, compensation and benefits set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, Campus Crest and Executive agree as follows:

Section 1. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Cause” shall have the meaning set forth in the Employment Agreement.

(c) “Change in Control” shall have the meaning set forth in the Employment Agreement.

(d) “Competitive Business” shall mean the development, construction, acquisition, sale, marketing or management of facilities whose primary function and purpose is student housing and/or the provision of third party student housing services to providers of student housing.

(e) “Confidential Information” shall have the meaning set forth in Section 3 hereof.

(f) “Developments” shall have the meaning set forth in Section 7 hereof.

(g) “Good Reason” shall have the meaning set forth in the Employment Agreement.

(h) “Restricted Period” shall mean the period commencing on the Effective Date and ending on the second (2nd) anniversary of Executive’s Termination Date (as defined in the Employment Agreement).

(i) “Company” shall mean Campus Crest and any parent, subsidiary or affiliated companies of Campus Crest.

(j) “Services” shall mean (a) providing managerial, operational or executive-level oversight, (b) providing strategic guidance, (c) providing any additional services of the type that Executive performed for Company. Executive acknowledges and agrees that these are the services that Executive is performing and will perform for the Company.

Section 2. Reasonableness of Covenants.

Executive acknowledges and agrees that (A) the agreements and covenants contained in this Agreement are (i) reasonable and valid in geographical and temporal scope and in all other respects, and (ii) essential to protect the value of the Company’s business and assets, (B) by his employment with the Company, Executive will obtain specialized and confidential knowledge, contacts, know-how, training and experience at significant expense to the Company and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company’s substantial detriment, and (C) the restrictive covenants and agreements in this Agreement are material consideration for the compensation and benefits provided to Executive under the Employment Agreement.

Section 3. Confidential Information.

At any time during and after the end of Executive’s employment with the Company, without the prior written consent of the Board, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except as required in the performance of his duties under the Employment Agreement, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to the Company, or (b) that the Company may receive belonging to suppliers, customers or others who do business with the Company (“Confidential Information”). Executive’s obligation under this Section 3 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the breach of the Executive of this Section 3; (iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by Executive’s written records; or (iv) is disclosed after termination of Executive’s employment to Executive by a third party not under an obligation of confidence to the Company.

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Section 4. Non-Competition.

Executive covenants and agrees that during the Restricted Period, in any State of the United States of America in which the Company conducts business, has purchased or is under contract to purchase real estate to conduct business or has identified specific sites as potential future development opportunities, Executive shall not, directly or indirectly, whether individually or as principal, partner, officer, director, consultant, contractor, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity provide Services for a Competitive Business. Notwithstanding the foregoing, Executive may, directly or indirectly, own, solely as an investment, securities of any entity engaged in a Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market; provided that Executive (A) is not a controlling person of, or member of a group which controls, such entity and (B) does not, directly or indirectly, own 2% or more of any class of securities of any such entity.

Section 5. Non-Solicitation; Non-Interference.

During the Restricted Period, Executive shall not, directly or indirectly, for his own account or benefit or for the account or benefit of any other individual or entity, nor shall he directly or indirectly assist any person or entity to (i) encourage, solicit or induce, or in any manner attempt to solicit or induce, any person employed by, as agent of, or as service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company; or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company. This provision (ii) applies to those persons, concerns, or entities that were actual or potential customers or suppliers of the Company during the time period of Executive’s employment with the Company and with which Executive or those he supervised had contact on behalf of the Company.

Section 6. Non-Disparagement.

Executive will not at any time, during or after the Term of the Employment Agreement, disparage, defame or denigrate the reputation, character, image, products or services of the Company, any of the Company’s directors, officers, stockholders, members, employees or agents. The Company will not, except as may be required by law, issue any official press release or statement which could disparage Executive.

Section 7. Return of Documents.

In the event of the termination of Executive’s employment for any reason, Executive shall deliver to the Company all of (i) the property of the Company, and (ii) the documents and data of any nature and in whatever medium of the Company, its customers, suppliers, investors or other third parties who entrusted such documents or data to the Company, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

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Section 8. Works for Hire.

Executive agrees that the Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world) in any inventions, works of authorship, mask works, ideas or information discovered, created, made, conceived or reduced to practice, in whole or in part, by Executive (either alone or with others) during the Term of Employment that relate to the Company’s business activities (the “Developments”); provided, however, that the Company shall not own Developments for which no equipment, supplies, facilities, trade secret information or Confidential Information of the Company was used and which were developed entirely off of Company premises and on Executive’s own personal time, and which do not relate (A) to the business, plans, or affairs of the Company, or (B) to the Company’s actual or demonstrably anticipated research or development (“Excluded Developments”). Executive agrees to assign, and hereby does assign to the Company all right, title and interest in and to any and all of these Developments with the sole exception of those that Executive demonstrates are Excluded Developments. Executive agrees to assist the Company, at the Company’s expense, to further evidence, record, confirm, effect, enable and perfect such assignments to Company, and to perfect, obtain, maintain, enforce, and defend all rights, title, and interest specified to be so owned or assigned. To the extent permissible by law, Executive hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on Executive’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Executive. In addition, and not in contravention of any of the foregoing, Executive acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of employment and which are protectable by copyright shall to the extent possible under U.S. law be considered “works made for hire,” as that term is defined in the United States Copyright Act (17 USC Sec. 101). Further, to the extent that Company is not considered the author and original owner of any Developments, Executive agrees to waive and hereby does waive any and all interests or rights in the nature of paternity, integrity, disclosure and withdrawal and any other rights or interests that may be known as or referred to as “moral rights” under the law of any jurisdiction. To the extent Executive retains any such moral rights or other rights or interests under applicable law, consents to any action consistent with the terms of this Agreement with respect thereto, in each case, to the full extent of such applicable law. Executive will confirm any such waivers and consents from time to time as requested by the Company.

Section 9. Enforceability and Reformation; Severability.

The Parties intend for all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, in the event that any provision or portion of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, for any reason, under present or future law, such provision shall be severable and the remainder thereof shall not be invalidated or rendered unenforceable or otherwise adversely affected. Without limiting the generality of the foregoing, if a court should deem any provision of this Agreement to create a restriction that is unreasonable as to scope, duration or geographical area or otherwise, the Parties agree that the court may modify or blue pencil the provisions of this Agreement and that the provisions shall be modified and enforceable in such scope, for such duration and in such geographic area as any court having jurisdiction may determine to be the longest period and/or greatest size permissible and reasonable under the law.

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Section 10. Injunctive Relief.

Without intending to limit the remedies available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Agreement may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of this Agreement, restraining Executive from engaging in activities prohibited by this Agreement or such other relief as may be required specifically to enforce any of the covenants in this Agreement. Notwithstanding any other provision to the contrary, the Restricted Period shall be tolled during any period of violation of any of the covenants in Section 4 or Section 5 hereof and during any other period required for litigation during which the Company seeks to enforce this covenant against Executive if it is ultimately determined that Executive was in breach of such covenants.

Section 11.  Fees And Costs.

If either Party initiates any action or proceeding to enforce any of its rights hereunder or to seek damages for any violation hereof, then, the Parties shall bear their respective costs and expenses of any such proceeding; provided, that, in addition to all other remedies that may be granted, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and all other costs that it may sustain in connection with such action or proceeding.

Section 12. Successors and Assigns.

This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company’s business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). Executive shall not have the right to assign any of his rights or obligations under this Agreement.

Section 13. Waiver and Amendments.

Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

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Section 14.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina (without giving effect to the choice of law principles thereof) applicable to contracts made and to be performed entirely within such state.

Section 15. Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 16. Entire Agreement.

This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the subject matter hereof. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

Section 17. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.

Name: Donald L. Bobbitt, Jr.

Title: Executive Vice President, Chief Financial Officer and Secretary

EXECUTIVE:

/s/ Angel Herrera
Angel Herrera

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